Exhibit 5.12

August 8, 2022

System Energy Resources, Inc. 1340 Echelon Parkway Jackson, Mississippi 39213

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which System Energy Resources, Inc., an Arkansas corporation (the “Company”), proposes to file with the Securities and Exchange Commission on or shortly after the date hereof, for (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate principal amount of its First Mortgage Bonds (the “Bonds”), such Bonds to be issued in one or more new series pursuant to the Company’s Mortgage and Deed of Trust, dated as of June 15, 1977, with The Bank of New York Mellon, as successor trustee, as it has heretofore been and as may be further amended and supplemented from time to time (the Mortgage and Deed of Trust, as so amended and supplemented, being referred to herein as the “Mortgage”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or facsimile copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the qualifications hereinafter expressed, we are of the opinion that the Bonds will be legally issued and will be binding obligations of the Company when:

a. the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized officer of the Company, acting within authority granted by a then current resolution of the Company’s Board of Directors, shall have approved and established the terms of such Bonds in accordance with the Mortgage;

b. such Bonds have been executed and authenticated in accordance with the Mortgage, and issued and sold by the Company in accordance with their terms and provisions and as contemplated by the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Bonds and in compliance with an appropriate order with regard to the issuance of the Bonds by the Federal Energy Regulatory Commission; and

System Energy Resources, Inc.
August 8, 2022

c. such Bonds have been delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and a prospectus supplement or other offering document or agreement relating to the sale of such Bonds and the Mortgage.

This opinion is limited to the laws of the State of New York, except as set forth in the following two sentences. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Arkansas, we have relied upon the opinion of Friday, Eldredge & Clark, LLP which is being filed as Exhibit 5.14 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Mississippi, we have relied upon the opinion of Wise Carter Child & Caraway, Professional Association, which is being filed as Exhibit 5.13 to the Registration Statement. As to all matters of the laws of the State of New York, Friday, Eldredge & Clark, LLP and Wise Carter Child & Caraway, Professional Association, are authorized to rely on this opinion as if it were addressed to each of them.

We hereby consent to the filing of this opinion as Exhibit 5.12 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP